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                                                                EXHIBIT 10.9


                              TERMINATION AGREEMENT



         This TERMINATION AGREEMENT (this "Agreement") is entered into on March 28, 2000 (the "Effective Date"), by Onlinefilmsales.com, LLC, a Delaware limited liability company ("Onlinefilmsales"), for the benefit of MediaChase, Ltd., a Delaware corporation ("MediaChase"), with reference to the following facts:

         A. MediaChase has previously executed a Secured Promissory Note, dated November 12, 1999, by MediaChase, payable to the order of InternetStudios.com, Inc., a Nevada corporation ("InternetStudios"), in the original principal amount of $2,025,000, as amended by those certain Allonges to Secured Promissory Note, each by MediaChase, dated November 18, 1999, December 16, 1999, February 1, 2000 and March 27, 2000 (the "Note").

         B. Following the execution and delivery of the Note, pursuant to that certain Contribution, Assignment and Assumption Agreement, dated as of March 28, 2000, by and between InternetStudios and Onlinefilmsales, InternetStudios contributed substantially all of its assets (including all of its right, title and interest in and to the Note) to Onlinefilmsales.

         C. Concurrently herewith, MediaChase and Onlinefilmsales are entering into a Contribution, Assignment and Assumption Agreement, of even date herewith, providing for the contribution and assignment of a portion of MediaChase's membership interest in ReporterTV.com, LLC, a Delaware limited liability company ("ReporterTV") to Onlinefilmsales in partial consideration of its contribution of the Note to ReporterTV pursuant to the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the foregoing, the parties agree as follows:

         1. Effective as of the Effective Date, the Note and related UCC-1 Financing Statement dated November 15, 1999 (file number 9932360354) (the "UCC-1") shall be terminated and shall be of no further force or effect.

         2. Promptly following the termination of the Note, Onlinefilmsales shall mark such Note "cancelled" and return it to MediaChase, together with a termination statement with respect to the UCC-1.

         3. This Agreement shall be governed by the laws of the State of California and may be executed in counterparts. Onlinefilmsales agrees to execute and deliver any documents reasonably requested by MediaChase to confirm further and assure consummation of the transactions consummated hereby.

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         4.  This Agreement shall be binding upon and shall inure to the benefit of MediaChase and their respective successors and assigns.

         IN WITNESS WHEREOF, the undersigned has entered into this Agreement on the date first written above to be effective on the Effective Date.

                                ONLINEFILMSALES.COM, LLC, a Delaware limited liability company


                                By:      InternetStudios.com, Inc., a
                                         Nevada corporation,
                                         its manager

                                         By:
                                                -------------------------------
                                         Name:
                                         Title:




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